FOR  IMMEDIATE RELEASE (revised)
Tuesday, August 15, 2000

                     CALPROP REPORTS SECOND QUARTER RESULTS

                    Company Reports Profitable Second Quarter

MARINA DEL REY, CA, August 15, 2000 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, in reporting financial results for the three and six month periods ended June 30, 2000, today reported that it has earned a net profit from operations for the second quarter ended June 30, 2000.

      "As a result of a strong California and Colorado economies and sound projects, we achieved a net profit from operations. Additionally, our total units in backlog has increased 85.3% at 182 units, $57,440,000, as compared with 134 units, $31,100,000 as of a year ago, reflecting a continuing strong demand for our homes. Furthermore, we continue to experience substantial sales price increases in our Parc Metropolitan project in the Silicon Valley," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

      "The company is presently building in seven locations; three in southern California, two in northern California and two in the Colorado Denver Metro area. We are pleased with our commencing construction on the 181 unit luxury apartment project in San Diego, California," Zaccaglin said.

      For the second quarter, Calprop's revenues were $10.2 million, a decrease of $8.2 million or 44.4% from $18.4 million of revenues in the second quarter a year ago. Income from development operations was $813,142 for the second quarter, up $301,933 or 59.1% compared to the prior year's quarter. Net income for the second quarter of 2000 was $194,656, or $0.02 per share on 10,466,778 weighted average shares and common stock equivalents, compared with net income of $74,834 or $0.01 per share on 10,602,242 weighted average shares and common stock equivalents, in the same quarter a year ago.

      For the year-to-date period, revenues were $17.8 million, down 32.0% from $26.2 million in 1999. The company reported a net loss of $378,429 or ($0.04) per share, for the six months ended June 30, 2000, a $781,456 decrease from the net income of $403,027, or $0.04 per share, in 1999. The decrease in net income is primarily the result of both warranty costs of the Cierra Del Lago project of approximately $650,000 recognized in the first quarter of 2000 and a $260,196 increase in general and administrative expenses from the same period a year ago.

      Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California as well as the Colorado Denver Metropolitan area. The company's common stock is traded on the OTCBB under the symbol CLPO. BB.

                                - tables follow -

                               CALPROP CORPORATION
                                 Balance Sheets
                                   (Unaudited)

                                                       June 30,    December 31,
                                                           2000           1999
                                                    (Unaudited)
                                                   ------------    ------------
Assets:

Real estate development                              95,873,178      79,070,791
                                                   ------------    ------------
     Total investment in real estate                 95,873,178      79,070,791

Other assets:

  Cash and cash equivalents                             966,611       1,405,663
  Prepaid expenses                                       54,689          84,219
  Deferred tax asset                                  6,500,000       6,500,000
  Other assets                                        1,017,078         756,970
                                                   ------------    ------------
     Total other assets                               8,537,378       8,746,852
                                                   ------------    ------------

     Total assets                                   104,411,556      87,817,643
                                                   ============    ============

Liabilities and Stockholders' Equity:

Trust deeds and notes payable                        66,599,892      48,216,139
Related party notes                                  22,355,692      24,860,032
                                                   ------------    ------------
     Total trust deeds and notes payable             88,955,584      73,076,171
Accounts payable and accrued liabilities              7,573,385       6,391,621
Warranty reserves                                       508,981         358,287
                                                   ------------    ------------
     Total liabilities                               97,037,950      79,826,079

Minority interest                                            --         228,191

Stockholders' equity:

  Common stock, no par value
    Authorized - 20,000,000 shares
    Issued and outstanding - 10,290,535 and
    10,293,735 shares at June 30, 2000 and           10,290,535      10,293,735
    December 31, 1999, respectively
  Additional paid-in capital                         25,849,961      25,849,961
  Deferred compensation                                (167,127)       (170,327)
  Notes receivable from common stock sale              (508,272)       (496,934)
                                                   ------------    ------------
  Accumulated deficit                               (28,091,491)    (27,713,062)
                                                   ------------    ------------
     Total stockholders' equity                       7,373,606       7,763,373

                                                   ============    ============
     Total liabilities and stockholders' equity     104,411,556      87,817,643
                                                   ============    ============

                                    - more -

                               CALPROP CORPORATION
                            Statements of Operations
                                   (Unaudited)

                                                  Three Months Ended              Six Months Ended
                                                        June 30,                       June 30,
                                               ---------------------------    ----------------------------
                                                   2000           1999            2000            1999
                                               ------------   ------------    ------------    ------------
Development operations:
  Real estate sales                              10,214,099     18,381,700      17,797,462      26,164,559
  Cost of real estate sales                       9,400,957     17,870,491      17,307,159      24,916,897
                                               ------------   ------------    ------------    ------------
Income from development operations                  813,142        511,209         490,303       1,247,662

Other income                                         36,822         30,536          74,873          55,739
                                               ------------   ------------    ------------    ------------

Other expenses:
  General and administrative expenses               618,544        634,793       1,254,549         994,353
  Interest expense                                   36,764         40,766          53,526          48,782
                                               ------------   ------------    ------------    ------------
Total other expenses                                655,308        675,559       1,308,075       1,043,135
                                               ------------   ------------    ------------    ------------

Minority interests                                       --       (208,648)       (226,393)       (142,761)

Income (loss) before benefit of income taxes        194,656         74,834        (516,506)        403,027
                                               ------------   ------------    ------------    ------------
Benefit for income taxes                                 --             --         138,077              --
                                               ------------   ------------    ------------    ------------
Net income (loss)                                   194,656         74,834    ($   378,429)        403,027
                                               ============   ============    ============    ============

Basic and diluted net income (loss) per        $       0.02   $       0.01    ($      0.04)   $       0.04
                                               ============   ============    ============    ============
share

Weighted average number of common
  shares and common stock equivalents
  adjusted for stock dividends                   10,466,778     10,602,242      10,291,673      10,592,513

Units
  single family                                          42             80              75             113
                                               ------------   ------------    ------------    ------------
total                                                    42             80              75             113

                                      # # #